Exhibit 99.1

3750 Torrey View Ct San Diego, CA 92130 www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Suzanne Hatcher (CareFusion) (858) 617-2226 suzanne.hatcher@carefusion.com Jerreau Beaudoin (Medline) (847) 643-3011 jbeaudoin@medline.com	Investors:	Carol Cox (858) 617-2020 carol.cox@carefusion.com

CAREFUSION TO SELL INTERNATIONAL SURGICAL PRODUCTS DISTRIBUTION BUSINESS

TO MEDLINE FOR $130 MILLION

SAN DIEGO and MUNDELEIN, ILL., Feb. 3, 2011 – CareFusion Corporation (NYSE: CFN) a global, medical technology company, and Medline Industries, Inc., the nation’s largest privately held manufacturer and distributor of healthcare products, today announced an agreement to sell the CareFusion International Surgical Products (ISP) distribution business to Medline for approximately $130 million.

The ISP business is based in Rolle, Switzerland, with operations in 16 European and Asian-Pacific countries and distribution and assembly facilities located in Germany, France, Spain and Australia. The business employs more than 850 people and sells medical consumable products in four main categories: drapes and gowns, custom procedure trays, surgeon and exam gloves and fluid management products. The business generates sales of approximately $440 million annually.

“The divestiture of ISP will focus CareFusion on the growth opportunities we have outside the United States for our core medical technologies and disposable products,” said David Schlotterbeck, former chairman and CEO of CareFusion, who will retire on Feb. 28. “Medline is an ideal fit for our global ISP employees and customers, who will benefit from the alignment with an industry leader in medical products manufacturing and distribution.”

Medline, recently named one of the “100 Best Places to Work in Healthcare,” manufactures and distributes more than 100,000 products to hospitals, extended care facilities, surgery centers, physician offices and home care dealers. Over the past five years, Medline has been the fastest growing distributor of medical and surgical supplies in the U.S., serving as the primary distributor to more than 450 major hospitals and health care systems. With the acquisition of ISP, Medline will become the largest global provider of custom procedure trays.

“ISP is a strong business with a lot of talented employees who, like us, place a high priority on customer focus, service, quality and integrity,” said Andy Mills, president of Medline. “Combining our strong portfolio of products and clinical and supply programs with CareFusion’s products and global platform will allow us to bring additional value to our customers.”

CareFusion News: Sale of CareFusion International Surgical Products

As part of the agreement, Medline will continue to distribute CareFusion products in certain geographies. The acquisition is expected to close in April, subject to customary conditions.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve patient care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AirLife™, AVEA® and LTV® series of ventilators and respiratory products, ChloraPrep® skin prep products, MedMined™ services for infection surveillance, V. Mueller® and Snowden-Pencer® surgical instruments and NeuroCare diagnostic products. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

About Medline

Headquartered in Mundelein, Ill., Medline has 7,000 employees worldwide, with more than 900 dedicated sales representatives nationwide supporting its broad product line and cost management services. Medline has a growing network of 50 manufacturing and distribution centers, and is ISO 9000, EN 46000 and FDA QSR compliant, the most stringent international standards for producing quality products. As a leading distributor, Medline offers a comprehensive array of consulting and management services encompassing the supply chain and logistics, utilization and standardization, business tools and enhanced reporting capabilities and on-staff clinicians.

Cautions concerning forward-looking statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Forward-looking statements include, but are not limited to, statements about the timing of the anticipated sale, and post sale plans and intentions. The forward-looking statements contained herein are based on current expectations and assumptions and not on historical facts. There are important factors that could cause actual results to differ materially from those set forth in the forward-looking statements including the satisfaction of conditions to closing the sale. Additional factors that may affect future results are described in CareFusion’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and Annual Report on Form 10-K for the year ended June 30, 2010. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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